UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 23, 2011

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On December 23, 2011, Forbes Energy Services Ltd., or the Company, together with certain of its subsidiaries, Forbes Energy Services LLC, Forbes Energy International, LLC, C.C. Forbes, LLC and Forbes Energy Services de México, S. de R. L. de C.V., or, together with the Company, the Sellers, entered into an amendment, or the First Amendment, to its Asset and Membership Interest Purchase Agreement, dated as of December 8, 2011, or the Purchase Agreement, with Dirivera Investments LLC and RGV Holding, S.A. de C.V.

The First Amendment modifies certain provisions of the Purchase Agreement to, among other things, provide that the Sellers will use commercially reasonable efforts to cause certain of their assets being sold pursuant to the Purchase Agreement to be permanently imported into Mexico and transferred to the Mexican branch of the Company prior to the closing date of the Purchase Agreement. The Sellers and Buyers have agreed to split certain costs, including non-recoverable value added taxes and customs fees, associated with these actions, subject to certain conditions set forth in the agreement.

The foregoing description is a summary and is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

10.1 First Amendment to Asset and Membership Interest Purchase Agreement, dated as of December 23, 2011, by and among Forbes Energy Services Ltd., Forbes Energy Services LLC, Forbes Energy International, LLC, C.C. Forbes, LLC, Forbes Energy Services de México, S. de R. L. de C.V., Dirivera Investments LLC and RGV Holding, S.A. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: December 28, 2011	By:	/s/ L. Melvin Cooper

L. Melvin Cooper
Senior Vice President and Chief Financial Officer